UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2022

MASTEC, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida	001-08106	65-0829355
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 S. Douglas Road, 12th Floor

Coral Gables, Florida 33134

(Address of Principal Executive Office)

Registrant’s telephone number, including area code (305) 599-1800

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.10 Par Value	MTZ	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 25, 2022, the Board of Directors (the “Board”) of MasTec, Inc., a Florida corporation (“MasTec”), appointed Ms. Ava L. Parker as a Class III director to fill a vacancy in that Board Class due to the passing of Jose S. Sorzano. In accordance with MasTec’s Amended and Restated Bylaws and the Florida Business Corporation Act, Ms. Parker will serve for an initial term ending at MasTec’s 2022 Annual Meeting of Shareholders, at which time she is currently expected to stand for election as a Class III director to serve until MasTec’s 2025 Annual Meeting of Shareholders. Ms. Parker has also been appointed to the Nominating, Sustainability and Corporate Governance Committee of the Board.

Ms. Parker currently serves as President of Palm Beach State College in Palm Beach County. Prior to joining Palm Beach State College, Ms. Parker was Executive Vice President and Chief Operating Officer at Florida Polytechnic University from 2012 to 2015, served on the Board of Governors for the State University System from 2002 to 2012, where she served as chairwoman from 2010 to 2012, and was a partner with the law firm, Lawrence & Parker, in Jacksonville, Florida from 2001 to 2015. Ms. Parker also sits on the Board of Directors of Orchid Island Capital, Inc. (NYSE: ORC), a publicly traded specialty finance company, the Board of Directors of Professional Holding Corp. (Nasdaq: PFHD), the holding company for a community bank specializing in construction, residential and commercial real estate financing, as well as business loans, the Business Development Board of Palm Beach County and the Economic Council of Palm Beach County. Ms. Parker also served as the inaugural Executive Director of the Emerging Issues Policy Forum, a regulatory think tank and research organization focusing on emerging trends and issues in the regulated utility industry. Ms. Parker earned her B.A. and J.D. degrees from the University of Florida.

There are no arrangements or understandings between Ms. Parker and any other person pursuant to which Ms. Parker was appointed as a director of MasTec.

Ms. Parker will participate in the standard non-employee director compensation arrangements described under the section entitled “Compensation of Directors” in MasTec’s 2021 Proxy Statement, filed with the Securities and Exchange Commission on April 7, 2021.

Since the beginning of MasTec’s last fiscal year, MasTec has not engaged in any transaction, nor is there any currently proposed transaction, in which Ms. Parker had or will have a direct or indirect material interest in which the amount involved exceeded or would exceed $120,000.

ITEM 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release, March 30, 2022

101.INS	Inline XBRL Instance Document - The instance document does not appear in the interactive data file because its XBRL tags are embedded within the Inline XBRL document.

101.SCH	Inline XBRL Taxonomy Extension Schema

101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase

101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase

101.LAB	Inline XBRL Taxonomy Extension Label Linkbase

101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase

104	The cover page of MasTec, Inc.’s Current Report on Form 8-K, formatted in Inline XBRL (included with the Exhibit 101 attachments).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASTEC, INC.

Date: March 30, 2022	By:	/s/ Alberto de Cardenas
Alberto de Cardenas
Executive Vice President, General Counsel and Secretary

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